EMPLOYMENT AGREEMENT

     This Agreement is made effective as of the 1st day of May, 2007, by and between United Bank (the "Bank"), a federally chartered stock savings bank, with its principal administrative office at 95 Elm Street, West Springfield, Massachusetts 01089, and Richard B. Collins ("Executive"). Any reference to the "Company" herein shall mean United Financial Bancorp, Inc., a federal mid-tier stock holding company with its principal administrative office at 95 Elm Street, West Springfield, Massachusetts 01089. The Company has executed this Agreement solely for purposes of guaranteeing the obligations of the Bank hereunder.

     WHEREAS, Executive is currently employed as the President and Chief Executive Officer of the Bank and will be employed as the President and Chief Executive Officer of the Company; and

     WHEREAS, the Bank has converted from the mutual to the stock form of organization and has become a wholly-owned subsidiary of the Company, in connection with the Bank's mutual holding company reorganization; and

     WHEREAS, the Bank desires to assure itself of the continued services of Executive pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank or the Company. Executive shall be responsible for establishing the business objectives, policies and strategic plans of the Bank and the Company, in conjunction with the Board of Directors (the "Board"). Executive also shall be responsible for providing leadership and direction to all departments or divisions of the Bank, and shall be the primary contact between the Board and officers and employees of the Bank.

2.   TERM

     (a) The term of this Agreement and the period of Executive's employment hereunder shall begin as of the date first above written and shall continue for thirty-six (36) full calendar months thereafter. Commencing May 1, 2008, and continuing on the first day of May of each year thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be three (3) years, unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Date that this Agreement shall terminate at the end of thirty-six (36) months following such Anniversary Date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Bank (the "Board") will conduct a comprehensive performance evaluation and review of Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

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     (b) During the period of his  employment  hereunder,  except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform his duties hereunder including activities and services related to the organization, operation and management of the Bank.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Bank shall pay Executive as compensation a salary of not less than $360,700.00 per year ("Base Salary"). Such Base Salary shall be payable in accordance with the customary payroll practices of the Bank. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than March 31 of each year during the term of this Agreement and shall be effective from the first day of said month through the end of the next succeeding February. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease (except for a decrease that is not in excess of any decrease that is generally applicable to all employees of the Bank), Executive's Base Salary, and any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. Executive shall be entitled to participate in any incentive compensation and bonus plans or arrangements of the Bank or the Company. Nothing paid to Executive under any such plans or arrangements will be deemed to be in lieu of other compensation which Executive is entitled under this Agreement. In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this
Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, stock benefit plans, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than Termination for Cause). Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

     (c) The Bank shall provide Executive with an automobile allowance of $12,000.00 per annum for the cost of maintenance, use and servicing of an automobile which Executive shall use in the performance of his duties and for personal use.. The Bank shall also reimburse Executive for his ordinary and necessary business expenses incurred in connection with the performance of his duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Bank, and travel and reasonable entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Bank of an itemized account of the expenses in such form as the Bank may reasonably require.

     (d) Executive shall be entitled to paid vacation time each year during the term of this Agreement (measured on a fiscal or calendar year basis, in accordance with the Bank's usual practices), as well as sick leave, holidays and other paid absences in accordance with the Bank's policies and procedures for senior executives. Any unused paid time off during an annual period shall be treated in accordance with the Bank's personnel policies as in effect from time to time.

4.   OUTSIDE ACTIVITIES

     Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Bank, and the Bank shall reimburse Executive his reasonable expenses associated therewith.

5.   WORKING FACILITIES

     Executive's principal place of employment shall be at the Bank's principal executive offices. The Bank shall provide Executive, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his duties under this Agreement.

6.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

     (a) The provisions of this Section 6 shall apply upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

     (i) the termination by the Bank or the Company of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement, as defined in Section 7 below, or (B) Termination for Cause as defined in Section 8 hereof; or

     (ii) Executive's resignation from the Bank's employ, upon any

          (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer,

          (B) material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above,

          (C) liquidation or dissolution of the Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive,

          (D) reduction in Executive's annual compensation or benefits (other than a reduction authorized under Section 3(a), hereof) or relocation of Executive's principal place of employment by more than 25 miles from its location as of the date of this Agreement, or

          (E) material breach of this Agreement by the Bank.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or
(E), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) prior written notice given within a reasonable period of time (not to exceed ninety (90) calendar days) after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section 6 by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), (D) or (E) above. The Bank shall have thirty (30) days to cure the condition giving rise to the Event of Termination, provided, however, that the Bank may elect to waive said 30-day period.

     (iii) (A) Executive's involuntary termination by the Bank or the Company on the effective date of, or at any time following, a Change in Control, or (B) Executive's resignation from employment with the Bank or the Company following a Change in Control as a result of the Bank's or the Company's (or any successor thereto) failure to renew or extend this Agreement, or (C) Executive's resignation from employment with the Bank or the Company (or any successor thereto) following a Change in Control as a result of any event described in
Section 6(a)(ii)(A), (B), (C), (D) or (E) above. For these purposes, a Change in Control of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended, and applicable rules and regulations promulgated thereunder (collectively, the "HOLA") as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is effected; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company is distributed, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

     (iv) The Executive shall not be deemed to have had an Event of Termination unless and until the Executive has a Separation from Service within the meaning of Code Section 409A. For purposes of this Agreement, a "Separation from Service" shall have occurred if the Bank and Executive reasonably anticipate that either no further services will be performed by the Executive after the date of the Event of Termination (whether as an employee or as an independent contractor) or the level of further services performed will not exceed 49% of the average level of bona fide services in the twelve (12) months immediately preceding the Event of Termination. For all purposes hereunder, the definition of Separation from Service shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(ii). If Executive is a "Specified Employee," as defined in Code Section 409A and any payment to be made under sub-paragraph (b),
(c) or (d) of this Section 6 shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Executive's Separation from Service.

     (b) Upon the occurrence of an Event of Termination, as defined in Section 6(a)(i), (ii) or (iii), on the Date of Termination, as defined in Section 9(b), the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of
(i) Base Salary and (ii) the highest rate of bonus awarded to Executive during the prior three years. Upon the occurrence of an Event of Termination followed by Executive's termination of employment hereunder, the payments required by this Section 6(b) shall be made in a lump sum within thirty (30) days (or if Executive is a Specified Employee and Section 409A of the Internal Revenue Code ("Code") requires, on the first day of the seventh month following Executive's termination of employment). Such payment shall not be reduced in the event Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination, provided, however, such medical coverage shall cease upon the earlier of (i) thirty-six (36) months from the Date of Termination or
(ii) the date Executive becomes eligible for Medicare coverage, provided further, that if Executive is covered by family coverage or coverage for self and a spouse, then the Executive's family or spouse shall continue to be covered for the remainder of the thirty-six month period or, in the case of the spouse, until the spouse becomes eligible for Medicare coverage or obtains healthcare coverage elsewhere, whichever period is less.

     (d) Within thirty (30) days of Executive's termination of employment in connection with an Event of Termination (or if Executive is a Specified Employee and Code Section 409A requires, on the first day of the seventh month following Executive's termination of employment), the Bank shall pay Executive a lump sum payment in an amount equal to the present value of the Bank's contributions that would have been made on his behalf under each of the Bank's 401(k) Plan and employee stock ownership plan (and any other defined contribution plan maintained by the Bank in which Executive participates) if he had continued working for the Bank for a thirty-six (36) month period following his termination earning the Base Salary that would have been achieved during the remaining unexpired term of this Agreement and making the maximum amount of employee contributions permitted, if any, under such plan or plans, where such present values are to be determined using a discount rate of 6%.

     (e) Notwithstanding the preceding paragraphs of this Section, in the event that the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, then such Termination Benefits will be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto. In the event that a reduction in the Termination Benefits is necessary, then the Executive shall be entitled to determine which benefits shall be reduced or eliminated so the total parachute payments do not exceed the Non-Triggering Amount. If the Executive does not make his determination within ten (10) business days after receiving a written request from the Bank, the Bank may make such determination, and shall notify the Executive promptly thereof. Notwithstanding anything to the contrary herein, if it is determined that having the Executive or the Bank make the determination would violate Code Section 409A, then the reduction shall be made pro rata.

     (f) Notwithstanding anything to the contrary herein, Executive's resignation for any reason other than those set forth in clauses 6(a)(ii)(A),
(B), (C), (D) or (E), whether prior to or following a Change in Control, shall not entitle Executive to any payments under Section 6 of this agreement.

7.   TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

     For purposes of this Agreement, termination by the Bank of Executive's employment based on "Retirement" shall mean termination of Executive's employment by the Board of the Bank or the Company upon Executive's attainment of age sixty-nine (69), or such later date as determined by the Board of Directors of the Bank. Upon termination of Executive's employment because of Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party, but Executive shall not be entitled to the Termination Benefits specified in Section 6(b) through 6(d) hereof.

     Termination of Executive's employment based on "Disability" shall be construed to comply with Code Section 409A and shall be deemed to have occurred if: (i) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than twelve (12) months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than twelve (12) months, Executive is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank or the Company; or
(iii) Executive is determined to be totally disabled by the Social Security Administration. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of Disability, the Bank may terminate this Agreement, provided that the Bank shall continue to be obligated to pay Executive his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Bank has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to Executive pursuant to this paragraph. The Bank or the Company may require a physician's written confirmation that Executive cannot perform his duties because of Executive's disability.

     In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary as defined in Paragraph 3(a) at the rate in effect at the time Executive's death for a period of one (1) year from the date of Executive's death, and the Bank will continue to provide medical, dental, and other benefits normally provided for an Executive's family for one (1) year after Executive's death.

8.   TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. For purposes of this paragraph, no act or failure to act on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executives action or omission was in the best interest of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of the Bank at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause. Any unvested stock awards granted to Executive under any stock incentive plan of the Bank or the Company shall be forfeited.

9. NOTICE

     (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination.

     (c) If the party receiving a Notice of Termination desires to dispute or contest the basis or reasons for termination, the party receiving the Notice of Termination must notify the other party within thirty (30) days after receiving the Notice of Termination that such a dispute exists, and shall pursue the resolution of such dispute in good faith and with reasonable diligence pursuant to Section 19 of this Agreement. During the pendency of any such dispute, neither the Company nor the Bank shall be obligated to pay Executive compensation or other payments beyond the Date of Termination. Any amounts paid to Executive upon resolution of such dispute under this Section shall be offset against or reduce any other amounts due under this Agreement.

10.  POST-TERMINATION OBLIGATIONS/NON-COMPETE.

     (a) Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

               (i) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank or of any holding company of the Bank, or any of their respective subsidiaries or affiliates, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or of any holding company of the Bank, or any of their direct or indirect subsidiaries or affiliates, that has headquarters or offices within twenty-five (25) miles of the locations in which the Bank of any holding company of the Bank has business operations or has filed an application for regulatory approval to establish an office;

               (ii)  become  an   officer,   employee,   consultant,   director,
          independent contractor, agent, joint venturer, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity that competes with the business of the Bank or any holding company of the Bank or any of their direct or indirect subsidiaries or affiliates, that has headquarters or offices within twenty-five (25) miles of the locations in which the Bank of any holding company of the Bank has business operations or has filed an application for regulatory approval to establish an office; provided, however, that this restriction shall not apply if Executive's employment is terminated following a Change in Control; or

               (iii) solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities, plans for business activities, and all other proprietary information of the Bank or any holding company of the Bank as it may exist from time to time, are valuable, special and unique assets of the business of the Bank or any holding company of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities or any other similar proprietary information of the Bank or any holding company of the Bank to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank or any holding company of the Bank. Further, Executive may disclose information regarding the business activities of the Bank or any holding company of the Bank to any bank regulator having regulatory jurisdiction over the activities of the Bank or any holding company of the Bank, pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Bank or any holding company of the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or any holding company of the Bank, or any other similar proprietary information, or from rendering any services to any person, firm, corporation, or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank any holding company of the Bank from pursuing any other remedies available to the Bank any holding company of the Bank for such breach or threatened breach, including the recovery of damages from Executive.

     (c) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank, in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank or any of its subsidiaries or affiliates.

     (d) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 10, to the extent applicable. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Section 10, agree that, in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines of business than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank or any holding company of the Bank from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

11.  SOURCE OF PAYMENTS

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

12.  NO EFFECT ON EMPLOYEE BENEFITS PLANS OR PROGRAMS

     The Bank's or the Company's Board of Directors may terminate Executive's employment at any time, but, any termination of Executive's employment, other than Termination for Cause shall have no effect on or prejudice the vested rights of Executive under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or other employee benefit plans or programs, or compensation plans or programs in which Executive was a participant. Executive shall not have the right to receive any compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove, except as otherwise required by applicable law.

13.  REQUIRED REGULATORY PROVISIONS

     (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 USC  ss.1818(e)(3)) or 8(g)(1) (12 USC ss.1818(g)(1)) of the
Federal  Deposit  Insurance  Act  ("FDIA"),  the Bank's  obligations  under this
Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) (12 U.S.C.  ss.1818(e)(4)) or 8(g)(1) (12 U.S.C.  ss.1818(g)(1))
of FDIA, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Bank is in default as defined in Section 3(x)(1) (12 U.S.C. ss.1813(x)(1)) of FDIA, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 U.S.C. ss.1823(c)) of FDIA; or (ii) by the Director of OTS or his or her designee at the time the Director of OTS or his or her designee approves a supervisory merger to resolve problems related to operations of the Bank or when the Bank is determined by the Director of OTS or his or her designee to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of FDIA, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

14.  NO ATTACHMENT

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and the Company and their respective successors and assigns.

15.  ENTIRE AGREEMENT; MODIFICATION AND WAIVER

     (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, except that the parties acknowledge that this Agreement shall not affect any of the rights and obligations of the parties under any agreement or plan entered into with or by the Company pursuant to which the Executive may receive compensation or benefits except as set forth in Section 10 hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts but only to the extent not superseded by federal law.

19.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator, mutually acceptable to the Bank and Executive sitting in a location selected by Bank within fifty (50) miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association's National Rules for the Resolution of Employment Disputes ("National Rules") then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

20.  PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in Executive's favor, and such reimbursement shall occur no later than sixty (60) days after the end of the year in which the dispute is settled or resolved in Executive's favor.

21.  INDEMNIFICATION

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense. Subject to 12 C.F.R. Section 545.121, the Bank or the Company, indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank or the Company). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Bank, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

22.  SUCCESSORS AND ASSIGNS

     The Bank and/or the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's and the Company's obligations under this Agreement, in the same manner and to the same extent that the Bank and/or the Company would be required to perform if no such succession or assignment had taken place.

                     [Remainder of Page Intentionally Blank]

                                   SIGNATURES

     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, on this 27th day of November, 2007.

ATTEST:                                       UNITED BANK




/s/ Diane Wilson                              By: /s/ Mark A. Roberts
--------------------                              ------------------------------
                                                  Mark A. Roberts
                                                  Executive Vice President & CFO


ATTEST:                                       UNITED FINANCIAL BANCORP, INC.




/s/ Diane Wilson                              By: /s/ Mark A. Roberts
--------------------                              ------------------------------
                                                  Mark A. Roberts
                                                  Executive Vice President & CFO


WITNESS:                                      EXECUTIVE




/s/ Miriam Siegel                             By: /s/ Richard B. Collins
--------------------                              ------------------------------
                                                  Richard B. Collins